UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2018

Commission file number 1-6706

Badger Meter, Inc.
(Exact name of Registrant as specified in its charter)

Wisconsin	39-0143280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

4545 W. Brown Deer Road, Milwaukee, Wisconsin 53223
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (414) 355-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, Badger Meter, Inc. (the “Company”) promoted Kenneth C. Bockhorst, age 45, to President of the Company.  Mr. Bockhorst replaces Richard A. Meeusen as President of the Company.  Mr. Bockhorst joined the Company in October 2017 to serve as the Company’s Senior Vice President – Chief Operating Officer, where he oversaw the Company’s municipal water and flow instrumentation manufacturing, engineering, sales and marketing and acquisition activities.  He was also responsible for the Company’s continuous improvement initiatives and new product development.  Mr. Bockhorst previously served as the Executive Vice President of the Energy Segment, preceded by President of Hydratight and Global Vice President Operations of Enerpac, all within Actuant Corporation, a diversified industrial company, from March 2011 to October 2017.

Mr. Bockhorst was not promoted to President pursuant to any agreement or understanding between him and any other person.  Mr. Bockhorst does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.

Mr. Meeusen will continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2018 Annual Meeting of Shareholders was held on April 27, 2018.  Matters submitted to shareholders at the meeting and the voting results were as follows:

Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2019 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Todd A. Adams	16,490,919	7,846,182	2,328,934
Thomas J. Fischer	18,149,664	6,187,437	2,328,934
Gale E. Klappa	16,818,700	7,518,401	2,328,934
Gail A. Lione	18,469,214	5,867,887	2,328,934
Richard A. Meeusen	17,908,647	6,428,454	2,328,934
James F. Stern	17,982,622	6,354,479	2,328,934
Glen E. Tellock	17,881,771	6,455,330	2,328,934
Todd J. Teske	16,825,742	7,511,359	2,328,934

Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
22,280,944	1,788,110	268,047	2,328,934

Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
26,271,110	371,983	22,942	N/A

Item 8.01.	Other Events.

On April 27, 2018, the Company issued a press release announcing the promotion of Mr. Bockhorst, the declaration of a regular quarterly cash dividend of $0.13 per share to shareholders of record on May 31, 2018, payable June 15, 2018 and the reduction in the size of the board from nine to eight members in connection with the previously announced retirement of Andrew J. Policano from the Board of Directors.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibit listed in the exhibit index below is filed under Item 8.01 of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
(99.1)	Badger Meter, Inc. Press Release, dated April 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	April 27, 2018	By:	/s/ Richard E. Johnson
Richard E. Johnson
Senior Vice President – Finance and Treasurer
Chief Financial Officer